Exhibit 3.6

ROSS MILLER
Secretary of State                                        Document Number
254 North Carson Street, Suite 1                          201110414192-35
Carson City, Nevada 89701-4520                            Filing Date and Time
(775) 684-5708                                            06/02/2011 9:30 AM
Website: www.nvsos.gov                                    Entity Number
                                                          C29353-2001

Certificate of Amendment                                  Filed in the office of
(PURSUANT TO NRS 78.385 AND 78.390)                       /s/ Ross Miller
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Canadian Tactical Training Academy Inc.
C29353-2001

2. The articles have been amended as follows (provide article numbers, if available):

Increase the number of Authorized Shares from 250,000,000 to 450,000,000 at .001 par value.



3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 59.3%

4. Effective date of filing (optional): 6/1/11
(must be no later than 90 days after the certificate is filed)


5. Signature (Required)                      /s/ Jocelyn Moisan
                                             ------------------------------
                                             Signature of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.